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                                                                    EXHIBIT 10.7


                           GOODWILL PURCHASE AGREEMENT

       THIS GOODWILL PURCHASE AGREEMENT (the "Agreement") dated as of the 22nd day of May, 2001, is made and entered into by and among CHECK SOLUTIONS COMPANY, a New York general partnership (the "Buyer"), PAUL LECHTENBERG, a resident of Shelby County, Tennessee ("Lechtenberg"), and JOSEPH M. ROWELL, a resident of Shelby County, Tennessee ("Rowell" and, together with Lechtenberg, collectively referred to as the "Sellers") (the Buyer and the Sellers are sometimes referred to herein collectively as the "Parties").

       WHEREAS, the Sellers have independently developed, owned and will continue to own on the Closing Date (as defined in Section 2) close personal and ongoing business relationships, trade secrets and knowledge in connection with the Buyer's business of the sale of products and services related to financial transaction processing, through the personal ability, personality, reputation, skill and integrity of each Seller, and other information relating thereto (collectively, the "Goodwill"), which the Sellers desire to sell to the Buyer as hereinafter provided: and

       WHEREAS, neither Seller is subject to a noncompetition or similar restrictive covenant agreement relating to the Goodwill; and

       WHEREAS, the Buyer desires to acquire all of the Goodwill, as hereinafter provided:

       NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. PURCHASE PRICE AND EXCHANGE OF CONSIDERATION. The Sellers agree to sell, assign, transfer, convey and deliver to the Buyer at the Closing the Goodwill including, but not limited to, all of the Sellers' respective rights and benefits related to the Goodwill. In exchange for the Goodwill and subject to the terms and conditions of this Agreement, the Buyer agrees to pay to the Sellers on June 29, 2001, the total sum of Eight Million Eight Hundred Eighty Thousand and 00/100 Dollars ($8,880,000.00) for all of the Goodwill (the "Purchase Price"). The Purchase Price shall be payable in immediately available cash funds or, with the consent of each respective Seller, through the substitution of other property acceptable to such respective Seller. The Purchase Price shall be allocated among each Seller in accordance with SCHEDULE A, which is attached hereto and incorporated herein by reference. The payment required by this Section 1 shall not be affected by the death or disability of either Seller or the breach or termination by either Seller of any agreement (other than this Agreement) between either or both of them and the Buyer.

2. CLOSING/TERMINATION. The sale and assignment of the Goodwill (the "Closing") shall take place at 10 a.m. at the offices of Waring Cox, PLC on June 7, 2001, or at such other time and date as the Buyer and the Sellers may agree (the "Closing Date"). The effective time of the transactions contemplated hereby shall be 12:01 a.m. on the Closing Date.

3. REPRESENTATIONS AND WARRANTIES. The Sellers jointly and severally represent and warrant to the Buyer as follows:

       3.1 GOODWILL. All of the Goodwill is owned, and immediately prior to the Closing will be owned, by the Sellers, free and clear of all liens, encumbrances, claims, options, security interests, calls and commitments of any kind. The Sellers each have full legal right, power and authority to enter into this Agreement and to sell, assign and transfer the Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests and commitments of any kind.

       3.2 NO RESTRICTIONS. Neither Seller is currently a party to any contract, employment agreement, non-compete agreement or any other contract or agreement or subject to any other restriction or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts or is likely to materially and adversely affect or restrict the Goodwill or the Buyer's acquisition, use or enjoyment thereof.

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       3.3    APPROVAL AND AUTHORIZATION. The execution and delivery of this
Agreement by each Seller and the performance of the transactions contemplated herein have been duly and validly authorized by each Seller, and this Agreement is a legal, valid and binding obligation of each Seller, enforceable against each of them in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

       3.4 ECONOMIC BENEFITS. To the best of their respective knowledge, each Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Goodwill in the same manner as presently enjoyed by the Sellers.

       3.5 NO CONFLICTS. The execution and delivery of this Agreement by each Seller does not, and the consummation by each of them of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition, lien, pledge, security interest or other encumbrance upon the Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Sellers or any of them are a party or by which they or their respective assets (including the Goodwill) are bound and to their knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which the Sellers or any of them is subject or by which any of their respective assets (including the Goodwill) may be bound.

4. REPRESENTATIONS AND COVENANTS OF BUYER. The Buyer represents and warrants as follows:

       4.1 EXISTENCE AND GOOD STANDING. The Buyer has been duly organized and validly exists in good standing as a general partnership under the laws of the State of New York.

       4.2 NO DEFAULT. The execution of this Agreement by the Buyer and the performance of its obligations hereunder will not violate or result in a breach of or constitute a default under the Buyer's partnership agreement, as amended, or any material agreement to which the Buyer is a party or by which it or its assets are bound.

       4.3 APPROVAL AND AUTHORIZATION. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

5. PRESERVATION AND MAINTENANCE OF GOODWILL. The Sellers shall cooperate with the Buyer after the Closing Date in connection with all reasonable actions deemed necessary by the Buyer to transition the economic value of the Goodwill to the Buyer.

6. SURVIVAL. The representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement or in connection with this Agreement shall survive the Closing Date and for three (3) years thereafter, and shall not be affected by any examination made on behalf of the Parties.

7.     GENERAL.

       7.1 FURTHER ASSURANCES. The Sellers will cooperate with the Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take or cause to be taken such further action, and will execute, deliver and file such further documents and instruments as the Buyer reasonably requests in order to effectuate fully the purposes, terms and conditions of this Agreement.

       7.2 ASSIGNMENT: BINDING EFFECT. This Agreement and the rights of the Buyer hereunder may be assigned by the Buyer. This Agreement and the rights of the Sellers hereunder may not be assigned by either Seller. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, the successors and

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assigns of the Buyer and the heirs, beneficiaries and legal representatives of the Sellers.

       7.3 EXECUTION. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

       7.4 BROKERS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

       7.5 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

             (a)   If to Buyer, addressed to it at:

                   3400 Players Club Parkway, Suite 200
                   Memphis, TN 38125
                   Telephone No. (901) 252-2500

             (b)   If to the Sellers, addressed to each of them at:

                   Paul Lechtenberg
                   8508 Deerfield Cove
                   Germantown, TN 38138
                   Telephone No. (901) 757-9844

                   Joseph M. Rowell
                   3496 Windgarden Cove
                   Memphis, TN 38125
                   Telephone No. (901) 901-737-3533

       7.6 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TENNESSEE WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAWS OR CHOICE OF LAW RULES.

       7.7 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

       7.8 ENTIRE AGREEMENT. This Agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto or in connection herewith constitute the entire agreement and understanding between the Sellers and the Buyer and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. The Sellers each acknowledge that they have (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Parties.




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       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.


                                    SELLERS:




                                    Paul Lechtenberg
                                    -----------------------------------------
                                    Paul Lechtenberg



                                    Joseph M. Rowell
                                    -----------------------------------------
                                    Joseph M. Rowell




                                    BUYER:



                                    CHECK SOLUTIONS COMPANY



                                    By: Joseph M. Rowell
                                       --------------------------------------
                                    Name:  Joseph M. Rowell
                                         ------------------------------------
                                    Title: President
                                          -----------------------------------








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                                     SCHEDULE A
                                     ----------

       Paul Lechtenberg                                     $3,330,000.00
       Joseph M. Rowell                                     $5,550,000.00




























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